PROSPECTUS	Filed pursuant to Rule 424(b)(4) File No. 333-281957

EDIBLE GARDEN AG INCORPORATED

15,700,650 Units, each consisting of

One Share of Common Stock or One Pre-Funded Warrant to purchase One Share of Common Stock, One Class A Warrant to purchase up to One Share of Common Stock and One Class B Warrant to purchase up to One Share of Common Stock

11,460,000 Shares of Common Stock Underlying the Pre-Funded Warrants

15,700,650 Shares of Common Stock Underlying the Class A Warrants

15,700,650  Shares of Common Stock Underlying the Class B Warrants

785,033 Placement Agent Warrants to purchase up to 785,033 Shares of Common Stock

785,033 Shares of Common Stock Underlying the Placement Agent Warrants

We are offering on a reasonable best efforts basis 15,700,650 units (“Units”), each consisting of one share of common stock, par value $0.0001 per share (“common stock”), one Class A warrant (“Class A warrant”) to purchase one share of common stock and one Class B warrant (“Class B warrant,” together with the Class A warrants, the “warrants”) to purchase one share of common stock at a public offering price of $0.36 per Unit for gross proceeds of approximately $5.65 million. The Units have no stand-alone rights and will not be certified or issued as stand-alone securities. The common stock or Pre-Funded Warrants (as defined below) and warrants are immediately separable and will be issued separately in this offering. Each warrant will be immediately exercisable for one share of common stock at an exercise price of $0.36  per share and, in the case of Class A warrants, will expire on the fifth anniversary of the original issuance date, and in the case of Class B warrants, will expire on the 18-month anniversary of the original issuance date.

Our common stock is listed on Nasdaq under the symbol “EDBL.” The closing price of our common stock on Nasdaq on September 26, 2024 was $0.4652 per share. We are not currently in compliance with Nasdaq’s stockholders’ equity rule because our stockholders’ equity is less than the required minimum of $2,500,000 and we do not satisfy an alternative compliance standard. We have received an extension from Nasdaq to comply with this rule and we must evidence compliance by October 8, 2024. If we are not able to regain compliance by that deadline, our common stock may be delisted from Nasdaq. See “Prospectus Summary - Recent Developments - Nasdaq Compliance.” As of June 30, 2024, our stockholders’ equity was $0.5 million. We must increase our stockholders’ equity by at least $2 million to regain compliance with this rule. If we are not able to raise sufficient capital in this offering, we may be unable to regain compliance with Nasdaq’s listing standards and our securities could be subject to delisting.

We are also offering to investors in Units that would otherwise result in the investor’s beneficial ownership exceeding 4.99% of our outstanding common stock immediately following the consummation of this offering the opportunity to invest in Units consisting of one pre-funded warrant to purchase one share of common stock (“Pre-Funded Warrant”) (in lieu of one share of common stock), one Class A warrant and one Class B warrant. Subject to limited exceptions, a holder of Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, such limit may be increased to up to 9.99%) of the common stock outstanding immediately after giving effect to such exercise. Each Pre-Funded Warrant will be exercisable for one share of common stock. The purchase price of each Unit including a Pre-Funded Warrant will be equal to the price per Unit including one share of common stock, minus $0.01, and the exercise price of each Pre-Funded Warrant will equal $0.01 per share. The Pre-Funded Warrants will be immediately exercisable (subject to the beneficial ownership cap) and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. For each Unit including a Pre-Funded Warrant purchased (without regard to any limitation on exercise set forth therein), the number of Units including a share of common stock we are offering will be decreased on a one-for-one basis. The Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The shares of common stock (or Pre-Funded Warrants) and the warrants comprising the Units are immediately separable and will be issued separately in this offering.

The securities will be offered at a fixed price and are expected to be issued in a single closing. We expect this offering to be completed not later than one business day following the commencement of sales in this offering (after the effective date of the registration statement of which this prospectus forms a part) and we will deliver all securities to be issued in connection with this offering delivery versus payment or receipt versus payment, as the case may be, upon receipt of investor funds received by us. Accordingly, neither we nor the placement agent have made any arrangements to place investor funds in an escrow account or trust account since the placement agent will not receive investor funds in connection with the sale of the securities offered hereunder.

We have engaged Maxim Group LLC (the “placement agent” or “Maxim”), to act as our exclusive placement agent in connection with this offering. The placement agent has agreed to use its reasonable best efforts to arrange for the sale of the securities offered by this prospectus. The placement agent is not purchasing or selling any of the securities we are offering and the placement agent is not required to arrange the purchase or sale of any specific number of securities or dollar amount. We have agreed to pay to the placement agent the placement agent fees set forth in the table below. We will bear all costs associated with the offering. See “Plan of Distribution” for more information regarding these arrangements.

There is no established trading market for the Pre-Funded Warrants or the warrants and we do not expect an active trading market to develop. We do not intend to list the Pre-Funded Warrants or the warrants on any securities exchange or other trading market. Without an active trading market, the liquidity of these securities will be limited.

On April 5, 2024 at 12:01 A.M. Eastern Time, we effected a reverse stock split of our common stock at a ratio of 1-for-20. Unless otherwise noted, the share and per share information in this prospectus reflects the effect of the reverse stock split.

We are an “emerging growth company,” as defined under the federal securities laws and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings. See “Prospectus Summary - Implications of Being an Emerging Growth Company and Smaller Reporting Company.”

Investing in our securities is speculative and involves a high degree of risk. You should carefully consider the risk factors beginning on page 11 of this prospectus before purchasing our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit(1)	Total
Public offering price	$0.3600	$5,652,234.00
Placement agent fees(2)	0.0252	395,656.38
Proceeds to us, before expenses	$0.3348	$5,256,577.62

____________

(1)	Assumes all Units consist of one share of common stock, one Class A warrant and one Class B warrant.
(2)

We have agreed to pay the placement agent a cash fee equal to 7.0% of the aggregate gross proceeds raised in this offering (or 3.5% of the public offering price of the Units for any investors we introduce to the placement agent), and to reimburse the placement agent for certain of its offering-related expenses. See “Plan of Distribution” for a description of the compensation to be received by the placement agent.

Delivery of the securities hereby is expected to be made on or about September 30, 2024, subject to the satisfaction of customary closing conditions.

Sole Placement Agent

Maxim Group LLC

The date of this prospectus is September 27, 2024.

ABOUT THIS PROSPECTUS

You should rely only on the information contained in or incorporated by reference into this prospectus and in any free writing prospectus. We have not and the placement agent has not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The information in this prospectus is accurate only as of the date of this prospectus, and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of our securities.

Neither we nor the placement agent have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside of the United States.

We own or have rights to trademarks or trade names that we use in connection with the operation of our business, including our corporate names, logos and website names. In addition, we own or have the rights to copyrights, trade secrets and other proprietary rights that protect the content of our products. This prospectus may also contain trademarks, service marks and trade names of other companies, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this prospectus is not intended to, and should not be read to, imply a relationship with or endorsement or sponsorship of us. Solely for convenience, some of the copyrights, trade names and trademarks referred to in this prospectus are listed without their ©, ® and TM symbols, but we will assert, to the fullest extent under applicable law, our rights to our copyrights, trade names and trademarks. All other trademarks are the property of their respective owners.

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PROSPECTUS SUMMARY

The following summary highlights information contained or incorporated by reference elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our common stock, you should carefully read this entire prospectus, including our consolidated financial statements and the related notes and other documents incorporated by reference herein, as well as the information under the caption "Risk Factors" herein and under similar headings in the other documents that are incorporated by reference into this prospectus including documents that are filed after the date hereof. Some of the statements in this prospectus constitute forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements.” Our actual results could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those discussed in the “Risk Factors” and other sections included in or incorporated by reference herein. In this prospectus, unless otherwise stated or the context otherwise requires, references to “Edible Garden,” the “Company,” “we,” “us,” “our,” or similar references mean Edible Garden AG Incorporated and its subsidiaries on a consolidated basis.

Our Company

Edible Garden is a controlled environment agriculture (“CEA”) farming company. We use traditional agricultural growing techniques together with technology to grow fresh, organic food, sustainably and safely while improving traceability. We use the controlled environment of traditional greenhouse structures, such as glass greenhouses, together with hydroponic and vertical greenhouses to sustainably grow organic herbs and lettuces. In our hydroponic greenhouse, we grow plants without soil. Instead of planting one row of lettuce in the ground, by using a vertical greenhouse, we can grow many towers of lettuce in the same area by planting up instead of planting across. Growing these products sustainably means that we avoid depleting natural resources in order to maintain an ecological balance, such as by renewing, reusing and recycling materials in order to lower the overall one-time use of materials.

Our controlled greenhouse facilities allow us to grow consistent quality herbs and lettuces year-round, first by eliminating some of the variability of outdoor farming with our CEA techniques, and second by leveraging our proprietary software, GreenThumb. In addition to using hydroponic and vertical greenhouse systems, we use a “closed loop” system in our greenhouses. Generally, in a “closed loop” system, drain water is recollected and reused for irrigation. In our closed loop system, we also cycle water back into the system that has been collected through reverse osmosis. When compared to conventional agriculture, our closed looped systems and hydroponic methods use less land, less energy and less water (than legacy farms), thus conserving some of the planet’s limited natural resources. Our advanced systems are also designed to help mitigate contamination from harmful pathogens, including salmonella, e-coli and others.

We have also developed patented software called GreenThumb that assists in tracking plants through our supply chain. Utilizing our GreenThumb software to track the status of our plants as they grow and move throughout the greenhouse allows us to add a layer of quality control due to the frequent monitoring of the growing process, leading to improved traceability. In this context, traceability means being able to track a plant through all stages of production and distribution. In addition to improving traceability, GreenThumb helps us better manage the day-to-day operations of our business. GreenThumb is a web-based greenhouse management and demand planning system that does the following:

·	integrates in real-time with our cloud business software suite for monitoring daily sales data;
·	generates reports by category, product, customer, and farm to allow us to analyze sales, trends, margins and retail shrink (spoiled product);
·	provides dynamic pallet mapping for packout, which enables us to more efficiently ship our products;
·	utilizes a proprietary algorithm that uses year-over-year and trending sales data to develop customer specific and aggregate product specific forecasting for our greenhouses;
·	aggregates all greenhouse activity input to provide real-time inventory and availability reports of all products in our greenhouses;
·	manages our online ordering system with user controlled product availability based upon greenhouse inventory;
·	provides a route management system for coordinating the logistics of our direct store delivery program; and
·	tracks all production activities at greenhouses, including sowing, spacing, dumping, spraying, picking and packing, using hand held devices.

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We also use our GreenThumb software to help monitor the quality of our products, and we have dedicated quality assurance and quality control personnel that check and monitor our products. We have customer service personnel that answer any questions the consumers of our products may have, and we regularly ask for feedback from our customers on the quality of our products. The combination of the GreenThumb software, quality assurance and control processes (including compliance with food safety standards), and feedback from consumers and purchasers holds us accountable for maintaining the quality of our herbs and lettuce.

We focus our efforts on producing our herbs and vegetables in a sustainable manner that will reduce consumption of natural resources, by recycling water in our closed loop system and using LED lights instead of conventional lightbulbs to accelerate crop growth and yield, when necessary. In addition, the inventory management component of GreenThumb allows us to manage inventory levels, order quantities and fill rates while maximizing truck loads. This means that we are better able to control shipping our products in full truck loads and retailer backhaul programs, thus eliminating multiple deliveries and decreasing the excess emission of greenhouse gases that would result from many partially full trucks delivering our products. Together, these elements of our production and distribution process are intended to reduce our carbon footprint, or the total amount of greenhouse gases that are generated by our actions, as compared to a legacy farm business.

We believe our focus on our brand “Edible Garden” is a significant differentiator. The brand not only lends itself to our current portfolio of products but allows us to develop other products in the “Consumer Brands” category. Our focus on sustainability, traceability, and social contribution, which we define as an ongoing effort to improve employee relations, working conditions, and local communities, presents our value proposition to our customers and supermarket partners and distributors. We have recently leveraged our brand recognition to offer more consumer products that are in many cases co-manufactured, such as sauces, fermented products and flavor enhancers.

We believe that Edible Garden’s facilities comply with food safety and handling standards. We have food safety certifications from Primus GFS, a Global Food Safety Initiative certification program, the United States Department of Agriculture for Organic products, and some of our products are verified as non-genetically modified (“non-GMO”) by the non-GMO Project. We are licensed under the Perishable Agricultural Commodities Act to operate our business. We voluntarily comply with the Hazard Analysis Critical Control Point principles established by the United States Food and Drug Administration. See “Business - Overview” included in our Annual Report on Form 10-K for the year ended December 31, 2023 (the “2023 Form 10-K”) which is incorporated herein by reference for more information about our certifications, licenses and the standards we follow.

We believe that the power of our brand together with the quality, innovative packaging, patented displays and traceability of our products allow all of our customers to associate Edible Garden with locally grown and sustainably sourced packaged herbs and vegetables. Our tag line “Simply Local, Simply Fresh” is intended to describe our business plan: growing herbs and lettuce in local farms in the regional communities where our customers sell our products so that the products stay fresher for longer. We believe this strategy allows us to drive local grass roots brand awareness while we grow our business to support our plan to become a national brand.

As of June 30, 2024, we offer more than 130 stock keeping units “SKUs” and expect to further cross sell products across our supermarket partners to meet their demand. These products include:

·	individually potted, live herbs;
·	cut single-herb clamshells;
·	specialty herb items;
·	butterhead lettuce;
·	wheatgrass
·	hydro basil;
·	vitamin and protein powder products;
·	fermented hot sauces; and
·	chili oil products.

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Production and Properties

We utilize prime greenhouse locations in the Northeast, Midwest and Mid-Atlantic regions of the country, allowing us to provide local fresh and organic products to these local communities. Our locally grown and delivered products using a network of sustainable greenhouse farms provide local communities, retailers and consumers the quality they demand with the food safety they expect. The communities, retailers and consumers benefit from this as this allows us to get our products to market in the shortest time without compromising the plant’s quality and nutritional value. The growing locations are chosen to be near key trucking lanes within hours of major cities to cut down on “food miles” and fuel costs. We believe our strategy enhances our products’ appeal to major consumer constituencies that desire products grown and delivered locally.

Potential Growing Capacity

Consistent year round growing that adheres to our stringent sustainability protocols occurs in our greenhouse locations. The combination of: (1) our 5-acre, 200,000 square ft., flagship greenhouse location in Belvidere, NJ (“Flagship Facility”); (2) our 5-acre, 200,000 square ft., Heartland Facility in Grand Rapids, Michigan (“Edible Garden Heartland”); and (3) over 130,000 square feet of available growing capacity in contracted greenhouse space from contract growers, enables us to use standardized methods and a suite of proprietary technology innovations to operate these hydroponic greenhouses and deliver consistent, fresh produce. Although we have access to this growing capacity at our contracted greenhouses, we do not use all of this capacity at any one time. We work with the contract growers to have products grown in locations that are near our customers, and because of changes in customer demand or the ability of the contract grower to meet the terms of our purchase orders, the locations where our products are grown change over time. We believe we have sufficient potential growing capacity with contract growers, at Edible Garden Heartland and at our Flagship Facility to supply products to our existing customers.

Since acquiring Edible Garden Heartland, we have integrated our GreenThumb software to improve traceability of our products and streamline supply chain efficiency. We recently installed several high-speed packing lines, allowing Edible Garden Heartland to operate at increased capacity and allowing us to begin shifting production from contract growers to in-house production, starting with potted herbs. We believe these developments will enhance our margins and help improve operating efficiency.

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Going Concern

We have a history of operating losses since inception and expect to incur additional near-term losses. As discussed further in “Management’s Discussion and Analysis - Liquidity and Capital Resources,” included in the 2023 Form 10-K, which is incorporated herein by reference, our auditor has included a “going concern” explanatory paragraph in its report on our consolidated financial statements for the fiscal year ended December 31, 2023, expressing substantial doubt about our ability to continue as an ongoing business for the next twelve months. Our consolidated financial statements do not include any adjustments that may result from the outcome of this uncertainty. If we cannot secure the financing needed to continue as a viable business, our shareholders may lose some or all of their investment in us.

Recent Developments

Cedar Cash Advance Agreement

On March 14, 2024, we entered into a standard merchant cash advance agreement (the “Advance Agreement”) with Cedar Advance LLC (“Cedar”), pursuant to which we agreed to sell $1,491,000 of trade receivables to Cedar in exchange for $1,000,000 of cash proceeds, after deducting $50,000 for underwriting fees and other transaction expenses. On May 7, 2024, we entered into an amended and restated standard merchant cash advance agreement (the “Restated Agreement”) with Cedar that amends and restates the Advance Agreement. Except as amended by the Restated Agreement, the remaining terms of the Advance Agreement remain in full force and effect. Under the Restated Agreement, we sold Cedar an additional $994,000 of our future accounts receivable for a purchase price of $700,000, less aggregate fees and expenses of $87,500, for additional net funds provided of $544,250, bringing the total financing with Cedar to $2,485,000 in accounts receivable sold for $1,544,250 of net funds provided. Under the Restated Agreement, we are required to pay Cedar 35.0% of all funds collected weekly from customers for the sale of goods and services. Weekly, Cedar is authorized to withdraw $65,000 of funds from our bank account until such time a reconciliation is provided calculating the 35.0% of collections owed to Cedar or until the total balance of $2,485,000 is repaid. The Restated Agreement is collateralized by our cash and receivable accounts. In the event of a default (as defined in the Restated Agreement), Cedar, among other remedies, can enforce its security interest in the collateral and demand payment in full of the uncollected amount of receivables purchased plus all fees due under the Restated Agreement. As of June 30, 2024, we used $821,000 of the proceeds received from the closing of the Offering, as defined below, to repay the remaining principal due for the Advance Agreement and $297,000 to pay future interest that would have been due under the Advance Agreement under the original maturity date.

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Reverse Stock Split

As of April 5, 2024, we effected a 1-for-20 reverse stock split of our outstanding common stock. The conversion or exercise prices of our issued and outstanding stock options and warrants were adjusted in connection with the reverse stock split.

Nasdaq Compliance

On April 11, 2024, we received letters from the Listing Qualifications Department of Nasdaq indicating that we did not comply with the minimum stockholders’ equity requirement for continued listing on Nasdaq under Nasdaq Listing Rule 5550(b)(1) (the “Stockholders’ Equity Rule”) and Nasdaq Listing Rule 5550(a)(4), which requires us to have a minimum of 500,000 publicly held shares (the “Publicly Held Shares Rule”). These notices of noncompliance have no immediate impact on the continued listing or trading of our securities on Nasdaq, which will continue to be listed and traded on Nasdaq, subject to our compliance with the other Nasdaq continued listing requirements.

On May 28, 2024, we submitted a letter to Nasdaq with our plan to regain compliance with the Stockholders’ Equity Rule and on June 17, 2024, we received a letter from the Listing Qualifications Department of Nasdaq indicating that Nasdaq granted us until October 8, 2024 to regain compliance with the Stockholders’ Equity Rule.

On June 17, 2024, we received a letter from the Listing Qualifications Department of Nasdaq indicating that we had regained compliance with the Publicly Held Shares Rule.

We intend to take all reasonable measures available to regain compliance under Nasdaq’s listing rules and remain listed on Nasdaq. There can be no assurance that we will ultimately regain compliance with all applicable requirements for continued listing. If we do not regain compliance with Nasdaq’s listing rules within the time period permitted by Nasdaq, then our securities will be delisted from Nasdaq.

Public Offering

On May 23, 2024, we closed on a best-efforts public offering (the “Offering”) of (i) 2,437,000 common units, each consisting of one share of common stock, one Class A warrant (“Class A Warrant”) to purchase one share of common stock and one Class B warrant (“Class B Warrant,” together with the Class A Warrants, the “Warrants”) to purchase one share of common stock at a purchase price of $2.26 per unit; and (ii) 218,000 pre-funded units, each consisting of one pre-funded warrant to purchase one share of common stock, one Class A Warrant and one Class B Warrant at a purchase price of $2.25 per unit. The Warrants had an exercise price of $2.26 per share, subject to an exercise price reset, which took effect on June 22, 2024 and reduced the exercise price of the Warrants to $1.49 per share. The Company has the ability, with the consent of the respective holders of the Warrants, to reduce or further reduce the exercise price of the Warrants. Gross proceeds from the Offering, before deducting placement agent fees and estimated offering expenses, were approximately $6 million.

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Implications of Being an Emerging Growth Company and Smaller Reporting Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As a result, we rely on exemptions from certain disclosure requirements that are applicable to other companies that are not emerging growth companies. Accordingly, we have included detailed compensation information for only our three most highly compensated executive officers and have not included a compensation discussion and analysis of our executive compensation programs in this prospectus. In addition, for so long as we are an “emerging growth company,” we will not be required to:

·	engage an auditor to report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002;
·

comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

·	comply with new or revised accounting standards applicable to public companies as quickly as other public companies;
·	submit certain executive compensation matters to stockholder advisory votes, such as “say-on-pay,” “say-on-frequency,” and “say-on-golden parachutes;” or
·

disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparison of the chief executive officer’s compensation to median employee compensation.

In addition, the JOBS Act provides that an “emerging growth company” can use the extended transition period for complying with new or revised accounting standards.

We will remain an “emerging growth company” until the earliest to occur of:

·	our reporting $1.235 billion or more in annual gross revenues;
·	our issuance, in a three-year period, of more than $1 billion in non-convertible debt;
·	the end of the fiscal year in which the market value of our common stock held by non-affiliates exceeds $700 million on the last business day of our second fiscal quarter; and
·	December 31, 2027.

We cannot predict if investors will find our securities less attractive because we may rely on these exemptions, which could result in a less active trading market for our securities and increased volatility in the price of our securities.

Finally, we are a “smaller reporting company” (and may continue to qualify as such even after we no longer qualify as an emerging growth company) and accordingly may provide less public disclosure than larger public companies, including the inclusion of only two years of audited financial statements and only two years of management’s discussion and analysis of financial condition and results of operations disclosure. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

Corporate Information

Our business is a successor business of a subsidiary of Terra Tech Corp. (now known as Blum Holdings,  Inc.)(“Terra Tech”). We purchased substantially all of the assets of Edible Garden Corp., a subsidiary of Terra Tech, from Terra Tech as of March 30, 2020. Our company was incorporated on March 28, 2020 in the State of Wyoming as Edible Garden Inc. We subsequently changed our name to Edible Garden AG Incorporated on July 20, 2020, and we effected a stock split of 20 for 1 as of October 14, 2020. Effective July 7, 2021, our parent company, Edible Garden Holdings Inc., merged with and into us with us as the surviving entity. We converted into a Delaware corporation effective July 12, 2021. On September 8, 2021, we effected an additional forward stock split of 20 for 1. On January 26, 2023, we effected a reverse stock split of 1 for 30, and on April 5, 2024, we effected a reverse stock split of 1 for 20.

Our principal address is 283 County Road 519, Belvidere, NJ 07823. Our telephone number is (908) 750-3953. We maintain a website at https://ediblegardenag.com/. The information contained on our website is not, and should not be interpreted to be, incorporated into this prospectus.

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THE OFFERING

Issuer:	Edible Garden AG Incorporated
Securities offered by us:

15,700,650 Units, each Unit consisting of one share of our common stock, one Class A warrant to purchase one share of our common stock and one Class B warrant to purchase one share of our common stock. Each warrant will have an exercise price of $0.36 per share, is exercisable immediately and, in the case of Class A warrants, will expire on the fifth anniversary of the original issuance date, and in the case of Class B warrants, will expire on the 18-month anniversary of the original issuance date.

We are also offering to investors in Units that would otherwise result in the investor’s beneficial ownership exceeding 4.99% of our outstanding common stock immediately following the consummation of this offering the opportunity to invest in Units consisting of one Pre-Funded Warrant to purchase one share of common stock in lieu of one share of common stock, one Class A warrant and one Class B warrant. For each Unit including a Pre-Funded Warrant purchased (without regard to any limitation on exercise set forth therein), the number of Units including a share of common stock we are offering will be decreased on a one-for-one basis.  Subject to limited exceptions, a holder of Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrant if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, such limit may be increased to up to 9.99%) of the common stock outstanding immediately after giving effect to such exercise. Each Pre-Funded Warrant will be exercisable for one share of common stock. The purchase price of each Unit including a Pre-Funded Warrant will be equal to the price per Unit including one share of common stock, minus $0.01, and the exercise price of each Pre-Funded Warrant will equal $0.01 per share. The Pre-Funded Warrants will be immediately exercisable (subject to the beneficial ownership cap) and may be exercised at any time in perpetuity until all of the Pre-Funded Warrants are exercised in full. This offering also relates to the shares of common stock issuable upon the exercise of the Pre-Funded Warrants.

The Units will not be certificated or issued in stand-alone form. The shares of our common stock (or Pre-Funded Warrants) and the warrants comprising the Units are immediately separable upon issuance and will be issued separately in this offering.

Number of shares of common stock being offered by us:	15,700,650 shares of common stock (assuming no issuance of Pre-Funded Warrants and no exercise of the warrants issued in this offering).

Number of warrants being offered by us:	31,401,300 warrants (comprised of 15,700,650 Class A warrants and 15,700,650 Class B warrants) to purchase 31,401,300 shares of common stock.

Public offering price:	$0.36 per Unit.
Common stock outstanding immediately prior to this offering:	3,160,392 shares
Common stock to be outstanding immediately after this offering:	18,861,042 shares(1) (assuming no issuance of Pre-Funded Warrants and no exercise of the warrants issued in this offering)

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Use of proceeds:

Assuming no issuance of Pre-Funded Warrants in connection with this offering, we estimate that the net proceeds from our sale of Units in this offering will be approximately $4.9 million, after deducting the placement agent fees and estimated offering expenses payable by us. We currently intend to use the net proceeds from this offering for working capital, repayment of all or a portion of the Sament Note, capital expenditures relating to growing our business, repayment of the Restated Agreement, payments due under a separation agreement with our former chief financial officer, a transaction bonus for our chief executive officer and general corporate purposes. See “Use of Proceeds.”

Description of warrants:

Each warrant will have an exercise price per share of $0.36, will be exercisable immediately and, in the case of Class A warrants, will expire on the fifth anniversary of the original issuance date, and in the case of Class B warrants, will expire on the 18-month anniversary of the original issuance date. Each warrant is exercisable for one share of common stock, subject to adjustment in the event of stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our common stock as described herein.

Each holder of warrants will be prohibited from exercising its warrant for shares of our common stock if, as a result of such exercise, the holder, together with its affiliates, would own more than 4.99% of the total number of shares of our common stock then issued and outstanding. However, any holder may increase such percentage to any other percentage not in excess of 9.99%. The terms of the warrants will be governed by a Warrant Agent Agreement, dated as of the closing date of this offering, between us and Equiniti Trust Company, LLC, as the warrant agent (the “Warrant Agent”).

This offering also relates to the offering of the shares of common stock issuable upon the exercise of the warrants. For more information regarding the warrants, you should carefully read the section titled “Description of Securities — Warrants” in this prospectus.

Placement agent warrants:

Upon the closing of this offering, we will issue to Maxim or its designee, as the placement agent in this offering, warrants entitling it to purchase a number of shares of common stock equal to 5.0% of the Units sold in this offering at an exercise price equal to no less than 100% of the public offering price in the offering (the “placement agent warrants”). The placement agent warrants shall be exercisable 180 days after the effective date of the registration statement of which this prospectus forms a part and will expire five years after the effective date of the registration statement. This offering also relates to the offering of the shares of common stock issuable upon the exercise of the placement agent warrants.

Placement agent compensation:

Upon the closing of this offering, we will pay Maxim a cash transaction fee equal to 7.0% of the aggregate gross cash proceeds to us from the sale of the securities in the offering (or 3.5% of the public offering price of the Units for any investors we introduce to the placement agent). In addition, we will reimburse Maxim for certain out-of-pocket expenses related to the offering. See “Plan of Distribution.”

Reasonable best efforts offering:

We have agreed to offer and sell the securities offered hereby directly to the purchasers. We have retained Maxim Group LLC to act as our exclusive placement agent to use its reasonable best efforts to solicit offers to purchase the securities offered by this prospectus.  The placement agent is not required to buy or sell any specific number or dollar amount of the securities offered hereby. See “Plan of Distribution” beginning on page 26 of this prospectus.

Nasdaq trading symbol:	Our common stock currently trades on Nasdaq under the symbol “EDBL.” We do not intend to list the Pre-Funded Warrants or warrants offered hereunder on any stock exchange.

Transfer agent, warrant agent and registrar:	The transfer agent and registrar for our common stock and the warrant agent for the warrants is Equiniti Trust Company, LLC.

Risk factors:

The securities offered by this prospectus are speculative and involve a high degree of risk. Investors purchasing securities should not purchase the securities unless they can afford the loss of their entire investment. See “Risk Factors” beginning on page 11.

9

(1)	The number of shares of our common stock to be outstanding following this offering is based on 3,160,392 outstanding shares of common stock as of September 26, 2024, and excludes:

	·	5,666,095 shares of our common stock issuable upon the exercise of warrants at a weighted average exercise price of $5.68 per share (the “Outstanding Warrants”);
	·	656,455 shares of common stock available for issuance under our 2022 Equity Incentive Plan, as amended (the “2022 Plan”);
	·	1,090 shares of common stock issuable upon vesting of restricted stock units (“RSUs”) granted pursuant to the 2022 Plan;
	·	31,401,300 shares of our common stock issuable upon the exercise of the warrants to be issued in this offering; and
	·	785,033 shares of our common stock issuable upon the exercise of the placement agent warrants to be issued in this offering.

Unless otherwise indicated, this prospectus reflects and assumes that the following are not converted into, exchanged or exercised for shares of our common stock:

	·	5,666,095 shares of our common stock issuable upon the exercise of the Outstanding Warrants;
	·	1,090 shares of common stock issuable upon vesting of RSUs granted pursuant to the 2022 Plan;
	·	31,401,300 shares of our common stock issuable upon the exercise of the warrants to be issued in this offering; and
	·	785,033 shares of our common stock issuable upon the exercise of the placement agent warrants to be issued in this offering.

Unless otherwise indicated, this prospectus also assumes that no Pre-Funded Warrants are issued. Unless otherwise noted, the share and per share information in this prospectus reflects the effect of the reverse stock split of the common stock at a ratio of 1-for-20, which became effective April 5, 2024.

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RISK FACTORS

Investing in our common stock and warrants is highly speculative and involves a significant degree of risk. You should carefully consider the following risks and uncertainties as well as the risks and uncertainties described in the section entitled "Risk Factors" contained in the 2023 Form 10-K, as well as in our subsequent Quarterly Reports filed with the Securities and Exchange Commission (“SEC”), which filings are incorporated in this prospectus by reference in their entirety, as well as in any prospectus supplement hereto. These risk factors could materially and adversely affect our business, results of operations or financial condition. Our business faces significant risks and the risks described below or incorporated by reference herein may not be the only risks we face. Additional risks not presently known to us or that we currently believe are immaterial may materially affect our business, results of operations, or financial condition. If any of these risks occur, the trading price of our common stock could decline and you may lose all or part of your investment.

Risks Related to this Offering and Ownership of our Securities

Investors in this offering will experience immediate and substantial dilution in the book value of their investment.

The public offering price is substantially higher than the net tangible book value per share of our outstanding shares of common stock. As a result, investors in this offering will incur immediate dilution of $0.09 per share based on the public offering price of $0.36 per Unit. Investors in this offering will pay a price per Unit that substantially exceeds the book value of our assets after subtracting our liabilities. See “Dilution” for a more complete description of how the value of your investment will be diluted upon the completion of this offering.

Our management will have broad discretion over the use of the proceeds we receive in this offering and might not apply the proceeds in ways that increase the value of your investment.

Our management will have broad discretion over the use of our net proceeds from this offering, and you will be relying on the judgment of our management regarding the application of these proceeds. Our management might not apply our net proceeds in ways that ultimately increase the value of your investment. We expect to use the net proceeds from this offering for working capital, repayment of all or a portion of the Sament Note, capital expenditures relating to growing our business, repayment of the Restated Agreement, payments due under a separation agreement with our former chief financial officer, a transaction bonus for our chief executive officer and general corporate purposes. Our management might not be able to yield a significant return, if any, on any investment of these net proceeds. You will not have the opportunity to influence our decisions on how to use our net proceeds from this offering.

11

We have a history of losses, expect to continue to incur losses in the near term and may not achieve or sustain profitability in the future, and as a result, our management has identified and our auditors agreed that there is a substantial doubt about our ability to continue as a going concern.

We have incurred significant losses since our inception. We experienced net losses of approximately $10.2 million and $12.5 million for the years ended December 31, 2023 and 2022, respectively, and approximately $5.9 million for the six months ended June 30, 2024. We expect our capital expenses and operational expenses to increase in the future due to increased sales and marketing expenses, operational costs, packhouse construction costs, and general and administrative costs and, therefore, our operating losses will continue or even increase at least through the near term. Furthermore, to the extent that we are successful in increasing our customer base, we will also incur increased expenses because costs associated with generating and supporting customer agreements are generally incurred up front, while revenue is generally recognized ratably over the term of the relationship. You should not rely upon our past results as indicative of future performance. We may not reach profitability in the near future or at any specific time in the future. If and when our operations do become profitable, we may not sustain profitability.

The report of our independent registered public accounting firm that accompanies our audited consolidated financial statements in the 2023 Form 10-K contains a going concern qualification in which such firm expressed substantial doubt about our ability to continue as a going concern. Our consolidated financial statements do not include any adjustments that might result if we are unable to continue as a going concern. If we are unable to continue as a going concern, holders of our securities might lose their entire investment.

We may not be able to repay, refinance, or restructure our substantial indebtedness, which would have a material adverse effect on our financial condition and may cause us to discontinue our business.

The promissory note initially issued to Sament Capital Investments, Inc. and later assigned to third parties (the “Sament Note”) is secured by a security interest in all of our assets located at our Belvidere, New Jersey facility, and the promissory note (the “Michigan Note”) issued in connection with our purchase of the assets of 2900 Madison Ave. SE, Grand Rapids, Michigan (the “Property”) is secured by a mortgage on the Property and a security interest in the assets at the Property. In addition, the balance under the Restated Agreement is collateralized by our cash and receivable accounts. As of June 30, 2024, we had short-term debt, net of discounts of $4.9 million. Short-term debt, net of discounts, as of June 30, 2024, includes the outstanding principal balance under the Sament Note of $3.1 million, $308,000 of the outstanding balance of the Michigan Note and $1.5 million of the outstanding balance of the Restated Agreement. Although we may use a portion of the net proceeds from this Offering to repay the Sament Note, we may not repay the Sament Note in full. We could be required to dispose of material assets or operations to meet our debt service and other obligations, and the value realized on such assets or operations will depend on market conditions and the availability of buyers. Accordingly, any such sale may not, among other things, be for a sufficient dollar amount and may limit our ability to adequately operate our business. If we were to attempt to sell material assets or operations, the foregoing encumbrances may limit our ability to dispose of material assets or operations.

We cannot provide any assurances that we will be able to generate cash from operating activities or raise the necessary amount of capital to repay these obligations or that we will be able to extend the maturity dates or otherwise refinance these obligations. If we are unable to generate sufficient income or raise additional capital, we may default on our obligations under these loans and arrangements. We recognized net losses of $5.9 million and $10.2 million during the six months ended June 30, 2024 and the year ended December 31, 2023, respectively. As of June 30, 2024, we have an accumulated deficit of $36.2 million. Our operating activities used $5.6 million and $8.5 million of cash during the six months ended June 30, 2024 and the year ended December 31, 2023, respectively. If we are unable to raise additional capital or improve our ability to generate cash from operating activities, we would not have sufficient cash on hand or available liquidity that can be utilized to repay our short-term debt obligations when they become due. If we were to default on our obligations under these loans and arrangements, the secured counterparties would have the right to our assets. In the event that the counterparties enforced their rights to our assets, we may have to discontinue our business, and our stockholders could lose all or a part of their investment in us.

We are currently not in compliance with the Nasdaq continued listing requirements. If we are unable to regain compliance with Nasdaq’s listing requirements, our securities could be delisted, which could affect our common stock’s market price and liquidity and reduce our ability to raise capital.

On April 11, 2024, we received a letter from the Listing Qualifications Department of Nasdaq indicating that we do not comply with the minimum stockholders’ equity requirement for continued listing on Nasdaq under the Stockholders’ Equity Rule because: (i) our stockholders’ equity was less than the required minimum of $2,500,000; and (ii) as of August 14, 2024, we did not meet the alternative compliance standards of market value of listed securities of $35 million or net income from continuing operations of $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years. As of June 30, 2024, our stockholders’ equity was $0.5 million and we had not regained compliance with the Stockholders’ Equity Rule.

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On June 17, 2024, we received a letter from the Listing Qualifications Department of the Nasdaq Stock Market LLC indicating that Nasdaq granted the Company until October 8, 2024 to regain compliance with requirements for continued listing on Nasdaq.

On or before October 8, 2024, we must evidence compliance with the Stockholders’ Equity Rule, which requires us to have a minimum $2,500,000 in stockholders’ equity, $35,000,000 market value of listed securities, or $500,000 net income from continuing operations. If we fail to regain compliance with the Stockholders’ Equity Rule, or fail to evidence compliance with the Stockholders’ Equity Rule in our periodic report for the year ending December 31, 2024, we may be subject to delisting. In that event, we would have the right to a hearing before a Nasdaq hearings panel, which would stay any suspension or delisting action pending the conclusion of the hearing process and the expiration of any additional extension period granted by the panel following the hearing.

We cannot assure you that we will be able to regain compliance with Nasdaq listing standards. Our failure to continue to meet these requirements would result in our common stock being delisted from Nasdaq, and if our common stock is delisted, our warrants will also be delisted. We and holders of our securities could be materially adversely impacted if our securities are delisted from Nasdaq. In particular:

·	we may be unable to raise equity capital on acceptable terms or at all;
·	we may lose the confidence of our customers, which would jeopardize our ability to continue our business as currently conducted;
·	the price of our common stock will likely decrease as a result of the loss of market efficiencies associated with Nasdaq and the loss of federal preemption of state securities laws;
·	holders may be unable to sell or purchase our securities when they wish to do so;
·	we may become subject to stockholder litigation;
·	we may lose the interest of institutional investors in our common stock;
·	we may lose media and analyst coverage;
·	our common stock could be considered a “penny stock,” which would likely limit the level of trading activity in the secondary market for our common stock; and
·	we would likely lose any active trading market for our common stock, as it may only be traded on one of the over-the-counter markets, if at all.

We may seek to raise additional funds, finance acquisitions or develop strategic relationships by issuing securities that would dilute your ownership. Depending on the terms available to us, if these activities result in significant dilution, it may negatively impact the trading price of our common stock.

Any additional financing that we secure may require the granting of rights, preferences or privileges senior to, or pari passu with, those of our common stock. Any issuances by us of equity securities may be at or below the prevailing market price of our common stock and in any event may have a dilutive impact on your ownership interest, which could cause the market price of our common stock to decline. We may also raise additional funds through the incurrence of debt or the issuance or sale of other securities or instruments senior to our shares of common stock, which may be highly dilutive. The holders of any securities or instruments we may issue may have rights superior to the rights of our common stockholders. If we experience dilution from the issuance of additional securities and we grant superior rights to new securities over holders of our common stock, it may negatively impact the trading price of our common stock and you may lose all or part of your investment.

The warrants and the Pre-Funded Warrants are speculative in nature and there is not expected to be an active trading market for the warrants.

The warrants and the Pre-Funded Warrants offered in this offering do not confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of our common stock at a fixed price for a limited period of time. Specifically, commencing on the date of issuance, holders of the warrants may exercise their right to acquire the common stock and pay an exercise price of $0.36 per share, prior to, in the case of Class A warrants and Class B warrants, five years or 18 months, respectively, from the date of issuance, after which date any unexercised warrants will expire and have no further value. In the case of Pre-Funded Warrants, holders may exercise their right to acquire the common stock and pay an exercise price of $0.01 per share. The Pre-Funded Warrants do not expire. In addition, there is no established trading market for the warrants or Pre-Funded Warrants and we do not expect an active trading market to develop. Without an active trading market, the liquidity of the warrants and Pre-Funded Warrants will be limited.

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Holders of the warrants or Pre-Funded Warrants will have no rights as a common stockholder until they acquire our common stock.

Until holders of the warrants or Pre-Funded Warrants acquire shares of our common stock upon exercise of the warrants or Pre-Funded Warrants, the holders will have no rights with respect to shares of our common stock issuable upon exercise of the warrants or Pre-Funded Warrants. Upon exercise of the warrants or Pre-Funded Warrants, the holder will be entitled to exercise the rights of a common stockholder as to the security exercised only as to matters for which the record date occurs after the exercise.

Provisions of the warrants could discourage an acquisition of us by a third party.

Certain provisions of the warrants could make it more difficult or expensive for a third party to acquire us. The warrants prohibit us from engaging in certain transactions constituting “fundamental transactions” unless, among other things, the surviving entity assumes our obligations under the warrants. These and other provisions of the warrants offered by this prospectus could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to you.

A possible “short squeeze” due to a sudden increase in demand of our shares of common stock that largely exceeds supply may lead to price volatility in our shares of common stock.

Following this offering, investors may purchase our shares of common stock to hedge existing exposure in our shares of common stock or to speculate on the price of our shares of common stock. Speculation on the price of our shares of common stock may involve long and short exposures. To the extent aggregate short exposure exceeds the number of shares of our common stock available for purchase in the open market, investors with short exposure may have to pay a premium to repurchase our shares of common stock for delivery to lenders of our shares of common stock. Those repurchases may in turn, dramatically increase the price of our shares of common stock until investors with short exposure are able to purchase additional common shares to cover their short position. This is often referred to as a “short squeeze.” A short squeeze could lead to volatile price movements in our shares of common stock that are not directly correlated to the performance or prospects of our company and once investors purchase the shares of common stock necessary to cover their short position the price of our common stock may decline.

An active, liquid and orderly trading market for our common stock may not develop, the price of our stock may be volatile, and you could lose all or part of your investment.

Even though our common stock is currently listed on Nasdaq, we cannot predict the extent to which investor interest in our company will lead to the development of an active trading market in our securities or how liquid that market might become. If such a market does not develop or is not sustained, it may be difficult for you to sell your shares of common stock at the time you wish to sell them, at a price that is attractive to you, or at all. There could be extreme fluctuations in the price of our common stock if there are a limited number of shares in our public float.

The trading price of our common stock may be highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control. Our stock price could be subject to wide fluctuations in response to a variety of factors, which include:

·	whether we achieve our anticipated corporate objectives;
·	actual or anticipated fluctuations in our quarterly or annual operating results;
·	changes in our financial or operational estimates;
·	our ability to implement our operational plans;
·	changes in the economic performance or market valuations of companies similar to ours; and
·	general economic or political conditions in the United States or elsewhere.

14

In addition, broad market and industry factors may seriously affect the market price of companies’ stock, including ours, regardless of actual operating performance. These fluctuations may be even more pronounced in the trading market for our stock shortly following this offering. In addition, in the past, following periods of volatility in the overall market and the market price of a particular company’s securities, securities class action litigation has often been instituted against these companies. This litigation, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources.

This offering may cause the trading price of our common stock to decrease.

The number of shares of common stock underlying the securities we propose to issue and ultimately will issue if this offering is completed, has resulted in an immediate decrease in the trading price of our common stock and may cause a further decrease in the trading price of our common stock. This decrease may continue after the completion of this offering. If the bid price of our common stock remains below $1.00 for 30 consecutive business days, we would no longer meet Nasdaq’s minimum bid price requirement and our common stock could be subject to delisting. We cannot predict the effect, if any, that the availability of shares for future sale represented by the Pre-Funded Warrants or warrants issued in connection with the offering will have on the trading price of our common stock from time to time.

If our shares of common stock become subject to the penny stock rules, it would become more difficult to trade our shares.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If we do not retain a listing on Nasdaq and if the price of our common stock is less than $5.00, our common stock will be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our common stock, and therefore stockholders may have difficulty selling their shares.

If we were to dissolve, the holders of our securities may lose all or substantial amounts of their investments.

If we were to dissolve as a corporation, as part of ceasing to do business or otherwise, we will be required to pay all amounts owed to any creditors before distributing any assets to holders of our capital stock. There is a risk that in the event of such a dissolution, there will be insufficient funds to repay amounts owed to holders of any of our indebtedness and insufficient assets to distribute to our capital stockholders, in which case investors could lose their entire investment.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business or our market, or if they change their recommendations regarding our securities adversely, our stock price and trading volume could decline.

The trading market for our common stock is influenced by the research and reports that industry or securities analysts may publish about us, our business, our market or our competitors. If any of the analysts who may cover us change their recommendation regarding our common stock adversely, or provide more favorable relative recommendations about our competitors, our stock price would likely decline. If any analyst who may cover us were to cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

In making your investment decision, you should understand that we and the placement agent have not authorized any other party to provide you with information concerning us or this offering.

You should carefully evaluate all of the information in this prospectus before investing in our company. We may receive media coverage regarding our company, including coverage that is not directly attributable to statements made by our officers, that incorrectly reports on statements made by our officers or employees, or that is misleading as a result of omitting information provided by us, our officers or employees. We and the placement agent have not authorized any other party to provide you with information concerning us or this offering, and you should not rely on unauthorized information in making an investment decision.

Purchasers who purchase our securities in this offering pursuant to a securities purchase agreement may have rights not available to purchasers that purchase without the benefit of a securities purchase agreement.

In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the purchasers that enter into a securities purchase agreement will also be able to bring claims for breach of contract against us. The ability to pursue a claim for breach of contract provides those investors with the means to enforce the covenants uniquely available to them under the securities purchase agreement including timely delivery of shares and indemnification for breach of contract.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, and the documents incorporated by reference herein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations and financial position, business strategy and plans and our objectives for future operations, are forward-looking statements. The words “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “potential,” “should,” “will,” “would,” “might,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or anticipated results, including:

·	our history of losses and our ability to continue as a going concern;
·	our ability to obtain additional financing to fund our operations;
·	our ability to repay, refinance, or restructure our substantial indebtedness;
·	the departure of members of our management team;
·	our ability to continue to access and operate the Belvidere, New Jersey Facility;
·	our ability to regain compliance with the listing standards of Nasdaq;
·	our market opportunity;
·	our ability to effectively manage our growth;
·	our ability to integrate business acquisitions;
·	the effects of increased competition as well as innovations by new and existing competitors in our market;
·	our ability to retain our existing customers and to increase our customer base;
·	the future growth of the indoor agriculture industry and demands of our customers;
·	our expected use of proceeds from this offering;
·	our ability to maintain, or strengthen awareness of, our brand;
·	our ability to expand the product lines we offer;
·	our ability to maintain, protect, and enhance our intellectual property;
·	future revenue, hiring plans, expenses and capital expenditures;
·	our ability to comply with new or modified laws and regulations that currently apply or become applicable to our business;
·	our ability to recruit and retain key employees and management personnel;
·	our financial performance and capital requirements;
·	the material weaknesses in our internal control over financial reporting and the potential insufficiency of our disclosure controls and procedures to detect errors or acts of fraud; and
·	the potential lack of liquidity and trading of our securities.

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus. We have based these forward-looking statements largely on our current expectations about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in “Risk Factors.” Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations.

You should read this prospectus and the documents that we reference in this prospectus and have filed with the SEC as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

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USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $4.9 million (assuming no issuance of Pre-Funded Warrants), after deducting placement agent fees and estimated offering expenses payable by us.

We currently intend to use the net proceeds of this offering as follows:

·

Capital expenditures relating to growing our business, including our greenhouse properties and improvements to the packhouse at both the New Jersey and Michigan facilities. In addition, we may include potential acquisitions of assets to further our business strategy. We have no current plans to acquire existing greenhouses, but we may do so as part of our growth strategy in the future;

·	Up to $3.3 million to repay the Sament Note;
·	Up to $0.25 million to repay the Restated Agreement;
·	Up to $108,333 may become payable if the former chief financial officer achieves milestones set forth in the separation agreement;
·	$100,000 as a cash bonus payable to our chief executive officer upon completion of this offering; and
·	The remainder as working capital and for general corporate purposes.

The actual allocation of proceeds realized from this offering will depend upon our operating revenue, cash position, our working capital requirements. We cannot currently allocate specific percentages of the net proceeds to us from this offering that we may use for these purposes. Therefore, as of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering. Accordingly, we will have discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the proceeds of this offering. Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities.

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CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2024 as follows:

·	on an actual basis; and
·

on an as adjusted basis to reflect the issuance and sale by us of 15,700,650 Units in this offering at the public offering price of $0.36 per Unit (assuming no issuance of Pre-Funded Warrants), after deducting placement agent fees and estimated offering expenses payable by us and the receipt by us of the proceeds of such sale, including repayment in full of the Sament Note.

The information below is illustrative only. Our capitalization following the closing of this offering will change based on the actual public offering price and other terms of this offering determined at pricing. You should read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes included in the 2023 Form 10-K, our Form 10-Q for the fiscal quarter ended June 30, 2024 and subsequent Exchange Act reports.

	As of June 30, 2024
	Unaudited,	Unaudited, As
(In thousands)	Actual	Adjusted

Cash	$2,188	$3,798

Short-term debt, net of discounts	4,901	1,795
Long-term debt, net of discounts	752	752

Stockholders’ Equity
Common stock ($0.0001 par value, 100,000,000 shares authorized, 3,160,392 shares outstanding as of June 30, 2024; 18,861,042 shares outstanding on an as adjusted basis)	1	1
Additional paid in capital	36,679	41,561
Accumulated Deficit	(36,169)	(36,334)
Total stockholders’ (deficit) equity	511	5,228
Total capitalization	$6,164	$7,775

The number of shares of our common stock outstanding set forth in the table above excludes, as of June 30, 2024:

·	5,666,095 shares of our common stock issuable upon the exercise of the Outstanding Warrants;
·	656,455 shares of common stock available for issuance under our 2022 Plan;
·	1,090 shares of common stock issuable upon vesting of RSUs granted pursuant to the 2022 Plan;
·	31,401,300 shares of our common stock issuable upon the exercise of the warrants to be issued in this offering; and
·	785,033 shares of our common stock issuable upon the exercise of the placement agent warrants to be issued in this offering.

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DILUTION

If you invest in our Units in this offering, your investment will be immediately and substantially diluted to the extent of the difference between the public offering price per share of our common stock that is part of the Unit and the as adjusted net tangible book value per share of our common stock after giving effect to the offering.

Our net tangible book value (deficit) as of June 30, 2024 was $394,303, or approximately $0.12 per share. Net tangible book value per share represents our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding.

As adjusted net tangible book value dilution per share of common stock to new investors represents the difference between the amount per share of common stock that is part of the Unit paid by investors in the offering and the net tangible book value per share of common stock immediately after completion of the offering. After giving effect to the offering and our sale of the Units in the offering at a public offering price of $0.36 per Unit, and after deduction of placement agent fees from gross proceeds raised in the offering and estimated offering expenses payable by us and assuming repayment in full of the Sament note, our as adjusted net tangible book value as of June 30, 2024 would have been $5.1 million, or $0.27 per share of common stock. This represents an immediate increase in net tangible book value of $0.15 per share of common stock to existing stockholders and an immediate dilution in net tangible book value of $0.09 per share of common stock to investors of the offering, as illustrated in the following table, based on shares outstanding as of June 30, 2024.

The information below is illustrative only. You should read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes included in the 2023 Form 10-K, our Form 10-Q for the fiscal quarter ended June 30, 2024 and subsequent Exchange Act reports.

Offering price per share of common stock (attributing no value to warrants)		$0.36
Actual Net tangible book value per share of common stock before this offering(1)	$0.12

Increase (decrease) in net tangible book value per share attributable to new investors(2)	$0.15
Net tangible book value per share after this offering(3)		$0.27
Immediate dilution in net tangible book value per share to new investors		$0.09

______________

(1)

Determined by dividing (i) net tangible book value (total assets less intangible assets) less total liabilities by (ii) the total number of shares of common stock issued and outstanding prior to the offering.

(2)	Represents the difference between (i) as adjusted net tangible book value per share after this offering and (ii) net tangible book value per share as of June 30, 2024.
(3)

Determined by dividing (i) as adjusted net tangible book value, which is our net tangible book value plus the cash proceeds of this offering, after deducting the estimated offering expenses payable by us, by (ii) the total number of shares of common stock to be outstanding following this offering.

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The information discussed above is illustrative only. The foregoing discussion and table assume no issuance of Pre-Funded Warrants, which if sold, would reduce the number of Units that we are offering on a one-for-one basis. In addition, we may choose to raise additional capital due to market conditions or strategic considerations. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

The number of shares of our common stock outstanding set forth in the table above excludes, as of June 30, 2024:

·	5,666,095 shares of our common stock issuable upon the exercise of the Outstanding Warrants;
·	656,455 shares of common stock available for issuance under our 2022 Plan;
·	1,090 shares of common stock issuable upon vesting of RSUs granted pursuant to the 2022 Plan;
·	31,401,300 shares of our common stock issuable upon the exercise of the warrants to be issued in this offering; and
·	785,033 shares of our common stock issuable upon the exercise of the placement agent warrants to be issued in this offering.

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SELECTED HISTORICAL FINANCIAL DATA

On April 5, 2024, we effected a 1-for-20 reverse stock split of our common stock. The following selected historical financial data was derived from our historical financial statements that have been incorporated by reference into this prospectus, and recasts certain portions of such financial statements to give effect to the reverse stock split. No other changes to our historical financial statements were made in recasting the amounts set forth below.

Consolidated Statements of Operations Data (in thousands, except shares)	Years Ended December 31,
	2023	2022
Revenue	$14,049	$11,552
Cost of goods sold	13,227	11,188
Gross profit	822	364
Selling, general and administrative expenses	10,009	9,368
Impairment loss	686	-
Loss from operations	(9,873)	(9,004)
Other income / (expense)
Interest expense, net	(390)	(2,033)
Gain (Loss) from extinguishment of debt	70	(826)
Other income / (loss)	5	(590)
Total other income / (expense)	(315)	(3,449)
NET LOSS	$(10,188)	$(12,453)
Net income / (loss) per common share - basic and diluted (1)	$(61.67)	$(973.73)
Weighted-average number of common shares outstanding – basic and diluted (1)	165,198	12,789

(1)	Adjusted to give effect to 1-for-20 reverse stock split that became effective on April 5, 2024.

Consolidated Balance Sheet Data (in thousands, except shares)	December 31,	December 31,
	2023	2022
Total current assets	$2,647	$1,863
Total assets	6,656	6,965
Total current liabilities	2,904	4,829
Total liabilities	6,944	9,145
Common stock ($0.0001 par value, 100,000,000 shares authorized; 285,282 and 18,136 shares outstanding as of December 31, 2023 and December 31, 2022, respectively(1))	1	-
Additional paid-in capital	29,971	17,892
Accumulated deficit	(30,260)	(20,072)
Total stockholders’ deficit	(288)	(2,180)

(1)	Adjusted to give effect to 1-for-20 reverse stock split that became effective on April 5, 2024.

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DESCRIPTION OF SECURITIES

General

Our certificate of incorporation, as amended, authorizes the issuance of up to 100,000,000 shares of common stock, par value $0.0001 per share, and up to 10,000,000 shares of preferred stock, par value $0.0001 per share. As of September 26, 2024, there were 3,160,392 shares of common stock outstanding, which were held by approximately 1,611 stockholders of record, and no shares of preferred stock outstanding.

On April 5, 2024, we effected a reverse stock split of our common stock at a ratio of 1-for-20. Unless otherwise noted, the share and per share information in this prospectus reflects the effect of the reverse stock split.

Common Stock

Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of the stockholders, including the election of directors. Our certificate of incorporation, as amended and bylaws do not provide for cumulative voting rights.

Subject to preferences that may be applicable to any then outstanding preferred stock, the holders of our outstanding shares of common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.

Holders of our common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that are outstanding or that we may designate and issue in the future.

Warrants

Overview. The following summary of certain terms and provisions of the warrants offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the warrant agent agreement between us the Warrant Agent, and the form of Class A warrant and Class B warrant, each of which is filed as an exhibit to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in the warrant agent agreement, including the annexes thereto, the form of Class A warrant and form of Class B warrant. Each warrant issued in this offering entitles the registered holder to purchase one share of our common stock at a price equal to $0.36 per share, subject to adjustment as discussed below, immediately following the issuance of such warrant and in the case of Class A warrants, terminating at 5:00 p.m., New York City time, on the fifth anniversary of the original issuance date, and in the case of Class B warrants, terminating at 5:00 p.m., New York City time on the 18-month anniversary of the original issuance date.

Exercisability. The warrants are exercisable at any time after their original issuance date and in the case of Class A warrants, until the fifth anniversary of the original issuance date, and in the case of Class B warrants, until the 18-month anniversary of the original issuance date. The warrants may be exercised upon surrender of the warrant on or prior to the expiration date at the offices of the Warrant Agent, with the exercise form included with the warrant completed and executed as indicated. If we fail to maintain the effectiveness of the registration statement and current prospectus relating to the common stock issuable upon exercise of the warrants, the holders of the warrants shall have the right to exercise the warrants via a cashless exercise feature provided for in the warrants, until such time as there is an effective registration statement and current prospectus. See “— Cashless Exercise” below.

Exercise Limitation. A holder (together with its affiliates) may not exercise any portion of the warrants to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants.

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Exercise Price. The exercise price per whole share of our common stock purchasable upon the exercise of the warrants is $0.36 per share of common stock. The warrants will be immediately exercisable and may be exercised at any time up to the date that is, in the case of Class A warrants, the fifth anniversary of the original issuance date, and in the case of Class B warrants, the 18-month anniversary of the original issuance date. The exercise price and number of shares of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances, including in the event of a stock dividend or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at prices below their exercise price.

Cashless Exercise. If, at any time after the issuance of the warrants, a holder of the warrants exercises the warrants and a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is not then effective or available (or a prospectus is not available for the resale of shares of common stock underlying the warrants), then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder shall instead receive upon such exercise (either in whole or in part) only the net number of shares of common stock determined according to a formula set forth in the warrants.

Fractional Shares. No fractional shares of common stock will be issued upon exercise of the warrants. If, upon exercise of the warrant, a holder would be entitled to receive a fractional interest in a share, we will, in our discretion and upon exercise, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole share.

Transferability. Subject to applicable laws, the warrants may be offered for sale, sold, transferred or assigned at the option of the holder without our consent.

Warrant Agent; Global Certificate. The warrants will be issued in registered form under a warrant agent agreement between the Warrant Agent and us. The warrants shall initially be represented only by one or more global warrants deposited with the Warrant Agent, as custodian on behalf of The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Fundamental Transactions. In the event of a “fundamental transaction,” as described in the warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction.

Rights as a Stockholder. Except by virtue of such holder’s ownership of shares of our common stock, the holder of a warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

Pre-Funded Warrants

The terms of the Pre-Funded Warrants, if any, are identical to the terms of the warrants, except that:

·	the exercise price of the Pre-Funded Warrants is $0.01; and
·	the Pre-Funded Warrants may be exercised on a cashless basis at any time.

Placement Agent Warrants

The registration statement of which this prospectus is a part also registers for sale the placement agent warrants, as a portion of the placement agent’s compensation in connection with this offering. The placement agent warrants will be exercisable 180 days after the effective date of the registration statement of which this prospectus forms a part at an assumed exercise price of $0.36 per share and will expire five years after the effective date of the registration statement. Please see “Plan of Distribution — Placement Agent Warrants” for a description of the warrants we have agreed to issue to the placement agent in this offering, subject to the completion of the offering.

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Preferred Stock

Our board of directors is authorized, without vote or action by our stockholders, to issue from time to time up to an aggregate of 10,000,000 shares of preferred stock in one or more series and to fix or alter the designations, preferences, rights and any qualifications, limitations or restrictions of the shares of each of these series, including, if applicable, the dividend rights and preferences, conversion rights, voting rights, terms and rights of redemption, including without limitation sinking fund provisions, redemption price or prices, liquidation rights and preferences, and the number of shares constituting any series. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of us without further action by our stockholders and may adversely affect the dividend, liquidation and voting and other rights of the holders of common stock. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of common stock, including the loss of voting control to others. We currently have no plans to issue any additional shares of preferred stock.

We believe that the ability to issue preferred stock without the expense and delay of a special stockholders’ meeting provides us with increased flexibility in structuring possible future financings and acquisitions, and in meeting other corporate needs that might arise. This also permits the Board of Directors of the Company (the “Board”) to issue preferred stock containing terms which could impede the completion of a takeover attempt. This could discourage an acquisition attempt or other transaction which stockholders might believe to be in their best interests or in which they might receive a premium for their stock over the then market price of the stock.

Anti-Takeover Effects of Certain Provisions in our Certificate and Bylaws

Exclusive Forum

The certificate of incorporation provides that, unless we consent to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of fiduciary duty owed by any of our directors, officers, or other employee to us or to our stockholders, (iii) any action asserting a claim against us arising pursuant to any provision of the Delaware General Corporation Law, the certificate of incorporation or the bylaws or (iv) any action asserting a claim governed by the internal affairs doctrine. However, this provision does not apply to suits brought to enforce a duty or liability created by the Exchange Act. In addition, the Court of Chancery of the State of Delaware and the federal district courts will have concurrent jurisdiction for the resolution of any suit brought to enforce any duty or liability created by the Securities Act. Notwithstanding the foregoing, the inclusion of such provisions in the certificate of incorporation will not be deemed to be a waiver by us or our stockholders of the obligation to comply with federal securities laws, rules and regulations.

Although we believe these provisions benefit the Company by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, these provisions may have the effect of discouraging lawsuits against the Company’s directors and officers. Furthermore, the enforceability of choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable.

Advance Notice of Stockholder Proposals and Nominations

Our bylaws include an advance notice procedure for stockholders to nominate candidates for election as directors or to bring other business before any meeting of our stockholders. The stockholder notice procedure provides that only persons who are nominated by, or at the direction of, the Board, or by a stockholder who has given timely written notice prior to the meeting at which directors are to be elected, will be eligible for election as directors and that, at a stockholders’ meeting, only such business may be conducted as has been brought before the meeting by, or at the direction of, the Board or by a stockholder who has given timely written notice of such stockholder’s intention to bring such business before such meeting.

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Under the stockholder notice procedure, for notice of stockholder nominations or other business to be made at a stockholders’ meeting to be timely, such notice must be received by us not earlier than the close of business on the 120th calendar day and not later than the close of business on the 90th calendar day prior to the one-year anniversary of the immediately preceding year’s annual meeting or as otherwise provided in the bylaws.

A stockholder’s notice to us proposing to nominate a person for election as a director or proposing other business must contain certain information specified in the bylaws, including the identity and address of the nominating stockholder, a representation that the stockholder is a record holder of our stock entitled to vote at the meeting and information regarding each proposed nominee or each proposed matter of business that would be required under the federal securities laws to be included in a proxy statement soliciting proxies for the proposed nominee or the proposed matter of business.

The stockholder notice procedure may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal, without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our stockholder.

Restrictions on Call of Special Meetings

Our bylaws provide that special meetings of stockholders can only be called by the Board, the Board Chair or by the Secretary of the Company upon the written request of the holders of at least 50% of the voting power of the outstanding shares entitled to vote at the meeting.

No Cumulative Voting

The certificate of incorporation does not authorize cumulative voting for the election of directors.

Preferred Stock Authorization

Our Board, without stockholder approval, has the authority under our certificate of incorporation to issue preferred stock with rights superior to the rights of the holders of common stock. As a result, preferred stock, while not intended as a defensive measure against takeovers, could be issued quickly and easily, could adversely affect the rights of holders of common stock and could be issued with terms calculated to delay or prevent a change of control of the Company or make removal of management more difficult.

Transfer and Warrant Agent

The transfer agent and registrar for our common stock and the Warrant Agent for the warrants and Pre-Funded Warrants is Equiniti Trust Company, LLC.

Nasdaq Listing

Our common stock is currently listed on Nasdaq under the symbol “EDBL.”

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PLAN OF DISTRIBUTION

We are offering on a reasonable best efforts basis 15,700,650 Units, based on a public offering price of $0.36 per Unit for gross proceeds of approximately $5.65 million before deduction of placement agent fees and offering expenses.

Pursuant to a placement agency agreement, dated as of September 27 , 2024, we have engaged Maxim to act as our exclusive placement agent to solicit offers to purchase the securities offered by this prospectus. The placement agent is not purchasing or selling any securities, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of securities, other than to use its “reasonable best efforts” to arrange for the sale of the securities by us. Therefore, we may not sell the entire amount of securities being offered. Investors purchasing securities offered hereby will have the option to execute a securities purchase agreement with us. In addition to the rights and remedies available to all investors in this offering under federal and state securities laws, the investors who enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. Investors who do not enter into a securities purchase agreement shall rely solely on this prospectus in connection with the purchase of our securities in this offering. The placement agent may engage one or more subagents or selected dealers in connection with this offering.

The placement agency agreement provides that the placement agent’s obligations are subject to conditions contained in the placement agency agreement.

The Units will be offered at a fixed price and are expected to be issued in a single closing. There is no minimum number of Units to be sold or minimum aggregate offering proceeds for this offering to close. We expect this offering to be completed not later than two business days following the commencement of this offering and we will deliver all securities issued in connection with this offering delivery versus payment (“DVP”)/receipt versus payment (“RVP”) upon our receipt of investor funds. Accordingly, neither we nor the placement agent has made any arrangements to place investor funds in an escrow account or trust account since the placement agent will not receive investor funds in connection with the sale of securities offered hereunder.

We will deliver the securities being issued to the investors upon receipt of investor funds for the purchase of the securities offered pursuant to this prospectus. We expect to deliver the securities being offered pursuant to this prospectus on or about September 30 , 2024.

Placement Agent Fees and Expenses

Upon the closing of this offering, we will pay the placement agent a cash transaction fee equal to 7.0% of the aggregate gross cash proceeds to us from the sale of the securities in the offering. The cash transaction fee will be reduced to 3.5% of the public offering price of the Units for any investors we introduce to the placement agent. In addition, we will reimburse the placement agent for certain of its out-of-pocket expenses incurred in connection with this offering, including the placement agent’s legal fees, and actual travel and reasonable out-of-pocket expenses, in an amount not to exceed $80,000 if this offering is completed.

The following table shows the public offering price, placement agent fees and proceeds, before expenses, to us, assuming no sale of any Pre-Funded Warrants in this offering.

	Per Unit(1)	Total
Public offering price	$0.3600	$5,652,234.00
Placement agent fees(2)	$0.0252	$395,656.38
Proceeds to us, before expenses	$0.3348	$5,256,577.62

We estimate that the total expenses of the offering, including registration and filing fees, printing fees and legal and accounting expenses, but excluding the placement agent fees, will be approximately $375,000, all of which are payable by us. This figure includes, among other things, the placement agent’s expenses (including the legal fees, costs and expenses for the placement agent’s legal counsel) that we have agreed to reimburse.

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Placement Agent Warrants

We have also agreed to issue to Maxim (or its permitted assignees) warrants to purchase a number of our shares of common stock equal to an aggregate of 5% of the total number of Units sold in this offering, or the placement agent warrants. The placement agent warrants will have an exercise price equal to $0.36 per Unit and may be exercised on a cashless basis. The placement agent warrants are exercisable 180 days after the effective date of the registration statement of which this prospectus forms a part, and will expire five years after the effective date of the registration statement. The placement agent warrants are not redeemable by us. We have agreed to a one-time demand registration of our shares of common stock underlying the placement agent warrants at our expense for a period of five years from the effective date of the registration statement related to this offering and an additional demand registration at the holders’ expense for a period of five years from the effective date of the registration statement related to this offering. The placement agent warrants also provide for unlimited “piggyback” registration rights at our expense with respect to the underlying shares of common stock during the five-year period commencing from the effective date of the registration statement related to this offering. The placement agent warrants and our shares of common stock underlying the placement agent warrants have been deemed compensation by the Financial Industry Regulatory Authority, or FINRA, and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. The placement agent (or permitted assignees under the Rule) may not sell, transfer, assign, pledge or hypothecate the placement agent warrants or the securities underlying the placement agent warrants, nor will they engage in any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the placement agent warrants or the underlying securities for a period of six months from the effective date of this offering, except to any FINRA member participating in the offering and their bona fide officers or partners. The placement agent warrants will provide for adjustment in the number and price of such placement agent warrants (and our shares of common stock underlying such placement agent warrants) to prevent dilution in the event of a forward or reverse stock split, stock dividend or similar recapitalization.

Right of First Refusal

We have agreed to grant Maxim, upon the closing of this offering for a period of nine months from the closing, a right of first refusal to act as sole managing underwriter and sole book runner, sole placement agent and /or sole sales agent, for any and all future public and private equity, equity-linked or debt (excluding commercial bank debt) offerings for which the Company retains the service of an underwriter, agent, adviser, finder or other person or entity in connection with such offering during such nine (9) month period of the Company or any successor to or any subsidiary of the Company.

Lock-Up Agreements

We have agreed for a period of 90 days after this offering is completed and each of our officers and directors and executive officers have agreed for a period of 45 days after this offering is complete, subject to certain exceptions not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any shares of our common stock or other securities convertible into or exercisable or exchangeable for our common stock for a period without the prior written consent of the placement agent, subject to certain exceptions.

The placement agent may in its sole discretion and at any time without notice release some or all of the shares subject to lock-up agreements prior to the expiration of the lock-up period. When determining whether or not to release shares from the lock-up agreements, the placement agent will consider, among other factors, the security holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time.

Tail

If there is a closing of this offering, or if our engagement agreement with the placement agent is terminated prior to closing of this offering, then if within nine (9) months following such time, the Company completes any financing of equity, equity-linked, convertible or debt or other capital raising activity with, or receives any proceeds from, any of the investors contacted or introduced by the placement agent during the term of the engagement agreement, then we will pay the placement agent upon the closing of such financing or receipt of such proceeds a cash transaction fee equal to seven percent (7.0%) of the aggregate gross cash proceeds of such transaction. We shall have the right to terminate this right for “cause,” for the placement agent’s material failure to provide the services contemplated in this offering, which will eliminate our obligations with respect to the payment of any fees with respect to this right.

Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the placement agent may be required to make for these liabilities.

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Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent acting as principal. Under these rules and regulations, the placement agent (i) may not engage in any stabilization activity in connection with our securities and (ii) may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Determination of Offering Price and Warrant Exercise Price

The actual public offering price of the securities we are offering, and the exercise price of the warrants and the Pre-Funded Warrants included in the Units that we are offering, were negotiated between us, the placement agent and the investors in the offering based on the trading of our common stock prior to the offering, among other things. Other factors considered in determining the public offering price of the securities we are offering, as well as the exercise price of the warrants that we are offering, include our history and prospects, the market price of our common stock on Nasdaq, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Electronic Distribution

A prospectus in electronic format may be made available on a website maintained by the placement agent or an affiliate. Other than this prospectus, the information on the placement agent’s website and any information contained in any other website maintained by the placement agent is not part of this prospectus or the registration statement of which this prospectus form a part, has not been approved and/or endorsed by us or the placement agent, and should not be relied upon by investors. In connection with the offering, the placement agent or selected dealers may distribute prospectuses electronically. No forms of electronic prospectus other than prospectuses that are printable as Adobe® PDF will be used in connection with this offering.

Other than the prospectus in electronic format, the information on the placement agent’s website and any information contained in any other website maintained by the placement agent is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the placement agent in its capacity as placement agent and should not be relied upon by investors.

Other Relationships and Affiliations

The placement agent and its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The placement agent and its affiliates may from time to time in the future engage with us and perform services for us or in the ordinary course of their business for which they will receive customary fees and expenses. In the ordinary course of their various business activities, the placement agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of us. The placement agent and its respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of these securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in these securities and instruments.

Listing

Our common stock is traded on Nasdaq under the symbol “EDBL” The warrants issued in our initial public offering are currently listed on Nasdaq under the symbol “EDBLW.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC.

Selling Restrictions

Other than in the United States, no action has been taken by us or the placement agent that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published, in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia. No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (ASIC), in relation to the offering.

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This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the Corporations Act) and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the securities may only be made to persons (the Exempt Investors) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.

The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Brazil. The offer of securities described in this prospectus will not be carried out by means that would constitute a public offering in Brazil under Law No. 6,385, of December 7, 1976, as amended, under the CVM Rule (Instrução) No. 400, of December 29, 2003. The offer and sale of the securities have not been and will not be registered with the Comissão de Valores Móbilearios in Brazil. The securities have not been offered or sold, and will not be offered or sold in Brazil, except in circumstances that do not constitute a public offering or distribution under Brazilian laws and regulations.

Canada. The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31 103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33 105 Underwriting Conflicts (NI 33 105), the placement agent is not required to comply with the disclosure requirements of NI 33-105 regarding conflicts of interest in connection with this offering.

Cayman Islands. No invitation, whether directly or indirectly, may be made to the public in the Cayman Islands to subscribe for our securities.

European Economic Area. In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any securities may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any securities may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

·	to any legal entity which is a qualified investor as defined in the Prospectus Directive;
·

to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

·

in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by us or any placement agent of a prospectus pursuant to Article 3 of the Prospectus Directive.

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For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase any securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Hong Kong. The contents of this prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus, you should obtain independent professional advice. Please note that (i) our shares may not be offered or sold in Hong Kong, by means of this prospectus or any document other than to “professional investors” within the meaning of Part I of Schedule 1 of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) (SFO) and any rules made thereunder, or in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong) (CO) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO, and (ii) no advertisement, invitation or document relating to our shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

Israel. This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In the State of Israel, this document is being distributed only to, and is directed only at, and any offer of the shares is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals”, each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

The People’s Republic of China. This prospectus may not be circulated or distributed in the PRC and the shares may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws, rules and regulations of the PRC. For the purpose of this paragraph only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Switzerland. The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the SIX) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (CISA). Accordingly, no public distribution, offering or advertising, as defined in CISA, its implementing ordinances and notices, and no distribution to any non-qualified investor, as defined in CISA, its implementing ordinances and notices, shall be undertaken in or from Switzerland, and the investor protection afforded to acquirers of interests in collective investment schemes under CISA does not extend to acquirers of securities.

Taiwan. The securities have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the securities in Taiwan.

United Kingdom. This prospectus has only been communicated or caused to have been communicated and will only be communicated or caused to be communicated as an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000, or the FSMA) as received in connection with the issue or sale of our common stock in circumstances in which Section 21(1) of the FSMA does not apply to us. All applicable provisions of the FSMA will be complied with in respect to anything done in relation to our common stock in, from or otherwise involving the United Kingdom.

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LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by Harter Secrest & Emery LLP, Rochester, New York, NY. Loeb & Loeb LLP, New York, NY, is acting as counsel to the placement agent.

EXPERTS

Marcum LLP, our independent, registered public accounting firm, has audited our consolidated financial statements as of December 31, 2023 and 2022 and for the years then ended included in our annual report on Form 10-K for the year ended December 31, 2023, which is incorporated by reference into this prospectus and elsewhere in the registration statement of which this prospectus is a part. Our financial statements are incorporated by reference in reliance on Marcum LLP’s report, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, given on their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus certain information we file with it, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC (excluding any portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the date this offering is terminated or we issue all of the securities under this prospectus:

·	our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on April 1, 2024;

·	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024, filed with the SEC on May 15, 2024 and August 14, 2024, respectively;

·

our Current Reports on Form 8-K filed with the SEC on January 26, 2024, February 7, 2024, February 12, 2024, March 20, 2024,  April 2, 2024, April 17, 2024 (Film No. 24849383), May 8, 2024, May 29, 2024, June 21, 2024, August 23, 2024 and September 27, 2024;

·	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on July 2, 2024; and

·

the description of our common stock contained in the registration statement on Form 8-A, filed with the SEC on April 29, 2022, and any amendment or report filed for the purpose of updating such description (including Exhibit 4.12 to the 2023 Form 10-K).

To obtain copies of these filings, see “Where You Can Find More Information” in this prospectus. Nothing in this prospectus shall be deemed to incorporate information furnished, but not filed, with the SEC, including pursuant to Item 2.02 or Item 7.01 of Form 8-K and any corresponding information or exhibit furnished under Item 9.01 of Form 8-K.

Information in this prospectus supersedes related information in the documents listed above and information in subsequently filed documents supersedes related information in both this prospectus and the incorporated documents.

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WHERE YOU CAN FIND MORE INFORMATION

We are subject to the periodic reporting requirements of the Exchange Act, and we will file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available at www.sec.gov. We maintain a website at https://ediblegardenag.com/. We have not incorporated by reference into this prospectus the information contained in, or that can be accessed through, our website, and you should not consider it to be a part of this prospectus. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. You may also request a copy of these filings (other than exhibits to these documents unless the exhibits are specifically incorporated by reference into these documents or referred to in this prospectus), at no cost, by writing us at 283 County Road 519, Belvidere, New Jersey 07823 or contacting us at (908) 750-3953.

We have filed with the SEC a registration statement under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You may review a copy of the registration statement and the documents incorporated by reference herein through the SEC’s website at www.sec.gov.

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15,700,650 Units, each consisting of

One Share of Common Stock or One Pre-Funded Warrant to purchase One Share of Common Stock, One Class A Warrants to purchase up to One Share of Common Stock and One Class B Warrant to purchase up to One Share of Common Stock

11,460,000 Shares of Common Stock Underlying the Pre-Funded Warrants

15,700,650 Shares of Common Stock Underlying the Class A Warrants

15,700,650 Shares of Common Stock Underlying the Class B Warrants

785,033 Placement Agent Warrants to purchase up to 785,033 Shares of Common Stock

785,033 Shares of Common Stock Underlying the Placement Agent Warrants

EDIBLE GARDEN AG INCORPORATED

PROSPECTUS

Sole Placement Agent
Maxim Group LLC

September 27, 2024